UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2021.

TEL-INSTRUMENT ELECTRONICS CORP.

(Exact name of registrant as specified in its charter)

New Jersey	001-31990	22-1441806
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Branca Road

East Rutherford, New Jersey 07073

(Address of principal executive offices)

(201) 933-1600

(Telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on May 1, 2020, Tel-Instrument Electronics Corp. (the “Company”) entered into an unsecured promissory note with Bank of the America, NA, which provides for a loan in the amount of $722,577 (the “First Loan”) pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

On March 16, 2021, subsequent to the First Loan having been forgiven in accordance with the terms and conditions of the CARES Act, the Company entered into an unsecured promissory note (the “Note”) with Bank of the America, NA, which provides for a loan in the amount of $722,577 (the “Second Draw Loan”) at a 1.00% fixed per annum interest rate. The Second Draw Loan is a Second Draw PPP Loan made pursuant to the Small Business Act, as amended (the “SBA”), and applicable provisions of the PPP under the CARES Act, as amended by each of (i) the Paycheck Protection Program and Health Care Enhancement Act, (ii) the Paycheck Protection Program Flexibility Act of 2020, and (iii) the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act, as amended, (collectively, “PPP Legislation”; the PPP Legislation, together with all rules, regulations and guidance issued by the SBA with respect thereto from time to time, is referred to herein as the “PPP Guidance”).

The Note contains customary events of default relating to, among other things, payment defaults, making materially false and misleading representations to the Small Business Administration or to lender, or breaching the terms of the Loan documents. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company.

Under the terms of the PPP Guidance, subject to applicable deadlines provided therein, PPP loan recipients can apply for and be granted forgiveness for all or a portion of loan granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. The amount of loan forgiveness will be reduced if the Company terminates employees or reduces salaries during the eight-week period after the date of receipt of funds, March 16, 2021. The Company intends to use the entire Second Draw Loan amount for qualifying expenses and to apply for forgiveness of the Second Draw Loan in accordance with the terms of the PPP Legislation; however, no assurance can be provided that forgiveness for any portion of the Second Draw Loan will be obtained.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Note and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the Note, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Second Draw Loan set forth under Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Draw Payroll Protection Program Promissory Note, dated March 15, 2021, issued to Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP.

Date: March 19, 2021	By:	/s/ Pauline Romeo
Name: Pauline Romeo
Title: Principal Accounting Officer